Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement on Form S-8 of our report relating to the consolidated financial statements of M.D.J.B., Inc. and Subsidiary, dated February 6, 1996 and March 29, 1996 included as an Exhibit to the Form 10-K of Whitman Education Group, Inc. for the year ended March 31, 1996

/S/
STOCKMAN KAST RYAN & SCRUGG, P.C.
COLORADO SPRINGS, COLORADO



November 7, 1996